UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WARNER CHILCOTT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2008

Dear Shareholder:

You are cordially invited to attend Warner Chilcott Limited’s Annual General Meeting of Shareholders (the “Annual Meeting”) for the year ended December 31, 2007. The meeting will be held on Thursday, May 8, 2008, at 12:00 p.m. (local time) at Grotto Bay Beach Resort, 11 Blue Hole Hill, Bailey’s Bay, CR04, Bermuda.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual General Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person.

Only shareholders and persons holding proxies from shareholders may attend the Annual Meeting. If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by checking the appropriate box on the enclosed proxy card. All shareholders of record on March 21, 2008 are invited to attend the meeting. No ticket is required for admission.

In addition to registering in advance, you will be required to present valid government-issued photo identification (e.g., driver’s license or passport) to enter the meeting. If your shares are registered in your name, you should bring a form of photo identification to the meeting. If your shares are held in the name of a broker, dealer, bank, trustee or other nominee (“street name”), you will need to bring a proxy or letter from that broker, dealer, bank, trustee or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification.

I look forward to greeting those of you who are able to attend.

Sincerely,

Roger M. Boissonneault Chief Executive Officer, President and Director

YOUR VOTE IS IMPORTANT

Holders of record must vote in accordance with the instructions listed on the enclosed proxy card. In order to ensure their representation at the meeting, holders of record may vote by telephone, internet or by completing, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid return-addressed envelope (to which no postage need be affixed if mailed in the United States). Beneficial holders whose shares are held in the name of a nominee must vote in accordance with the voting instructions given them by their broker, dealer, bank trustee or other nominee. Such beneficial holders may be eligible to vote electronically or by telephone.

Warner Chilcott Limited

Channel House, Suite 3-105, Longfield Road, South Side

St. David’s, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2008

The Annual General Meeting of Shareholders (the “Annual Meeting”) of Warner Chilcott Limited (the “Company”) will be held on Thursday, May 8, 2008 at 12:00 p.m. (local time). The meeting will take place at Grotto Bay Beach Resort, 11 Blue Hole Hill, Bailey’s Bay, CR04, Bermuda.

The purposes of the meeting are:

1.	To receive the audited consolidated financial statements for the year ended December 31, 2007.

2.	To elect three Class II Directors to serve on the Board of Directors until the Annual General Meeting in 2011 or until their successors are duly elected and qualified;

3.	To approve the appointment of the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2008 and to authorize the Board of Directors to determine the auditors’ remuneration; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective. The close of business on March 21, 2008 is the record date for determining shareholders entitled to vote at the Annual Meeting. Only holders of the Company’s Class A common stock, par value $0.01 per share (the “Class A common shares”) as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Notice of Annual General Meeting of Shareholders. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at Channel House, Suite 3-105, Longfield Road, South Side, St. David’s, Bermuda.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Holders of record may vote by internet, telephone or by signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid return-addressed reply envelope. Holders of record must vote in accordance with the instructions listed on the proxy card. Beneficial holders whose shares are held in the name of a nominee, must vote in accordance with the voting instructions given them by their broker, dealer, bank, trustee or other nominee. Such holders may be eligible to vote electronically or by telephone. Shareholders may revoke a previously delivered proxy at any time prior to the Annual Meeting. Any holder of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy. You may not appoint more than three persons to act as your proxy at the meeting.

Please note that, if shareholders plan to attend the Annual Meeting in person, they will need to register in advance to be admitted. Holders of record can register in advance by checking the appropriate box on their proxy card. The Annual Meeting will start promptly at 12:00 p.m. (local time).

In addition to registering in advance, shareholders will be required to present a valid government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. Holders of record, whose shares are registered in their name, should bring a form of photo identification to the Annual Meeting. Beneficial holders, whose shares are held in the name of a broker, dealer, bank, trustee or other nominee (“street name”), will need to bring a proxy or letter from that broker, dealer, bank, trustee or other nominee that confirms that such holder is the beneficial owner of those shares, together with a valid form of photo identification. Holders of record will be verified against an official list. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of March 21, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara Senior Vice President, General Counsel and Corporate Secretary

St. David’s, Bermuda

April 8, 2008

WARNER CHILCOTT LIMITED

WARNER CHILCOTT LIMITED

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Warner Chilcott Limited (the “Company”), a Bermuda exempted company, for the Company’s 2008 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 12:00 p.m. (local time) on Thursday, May 8, 2008, at Grotto Bay Beach Resort, 11 Blue Hole Hill, Bailey’s Bay, CR04, Bermuda.

GENERAL INFORMATION ABOUT VOTING

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our Board of Directors. This Proxy Statement is being mailed through the United States postal service to shareholders on or around April 8, 2008.

Purpose of the meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Who can vote?

Our Class A common shares are listed on the NASDAQ Global Market under the symbol “WCRX.” The outstanding shares of the Company at March 21, 2008 consisted of 250,732,988 Class A common shares. Each shareholder of record at the close of business on March 21, 2008 is entitled to receive notice of the Annual Meeting. If our records show that you owned the shares on the record date March 21, 2008, you are entitled to one (1) vote for each Class A common share you hold.

How do I vote if I am a beneficial holder whose shares are held in “street name”?

If your shares are held in the name of your broker, dealer, bank, trustee or other nominee, that party should give you instructions for voting your shares. Such beneficial holders may be eligible to vote electronically or by telephone. The instructions set forth below apply to record holders only and not those whose shares are held in the name of a nominee.

How do I vote if I am a holder of record whose shares are registered in my name?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Such holders may vote by internet, telephone or by signing and dating the proxy card and mailing it in the enclosed postage-paid return-addressed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR the election of all director nominees listed in Proposal No. 1;

2.	FOR the approval of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2008 and that the Board of Directors determine the auditors’ remuneration as described in Proposal No. 2; and

3.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

The proxy holders for the shareholders are Roger M. Boissonneault, Izumi Hara and Paul Herendeen. A shareholder wishing to name another person as his or her proxy holder may do so by crossing out the names of the designated proxy holders and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the person named as his or her proxy holder and for the person so named to be present to vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

May I vote in person at the Annual Meeting?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares in person. If you are a holder of record whose shares are registered in your name and you wish to vote at the Annual Meeting, written ballots will be available at the meeting. If you are a beneficial holder whose shares are held in “street name” or in the name of another nominee and you decide to attend and vote at the Annual Meeting you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Note that if you plan to attend the Annual Meeting in person, you must register in advance and present the necessary identification.

On what matters may I vote?

1.	To elect three Class II Directors to serve on the Board of Directors until the Annual General Meeting in 2011 or until their successors are duly elected and qualified;

2.	To approve the appointment of the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2008 and to authorize the Board of Directors to determine the auditors’ remuneration; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the nominees of the Board of Directors (Proposal No. 1) and FOR the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008 and the authorization of the Board of Directors to determine the auditors’ remuneration (Proposal No. 2).

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

May I change my mind after I vote?

Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing another proxy card with a later date and returning it prior to the Annual Meeting;

•	by submitting a new proxy via the internet or by telephone prior to the deadline listed on the proxy card;

•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial holders whose shares are held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain legal proxy.

How many votes must be present to hold the meeting?

A “quorum” must be present either in person or represented by proxy for the Annual Meeting to be held. A “quorum” is a majority of the Class A common shares outstanding on the record date. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How are votes counted?

Class A common shares represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The shares of beneficial holders whose shares are held in the name of a nominee, and who do not tell the nominee how to vote their shares, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions or broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in “street name”, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NASDAQ rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the proposal to approve the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008 and authorization of the Board of Directors to determine the auditors’ remuneration are considered routine matters for which brokerage firms may vote unvoted shares.

Does any shareholder own a majority of the Company’s Class A common shares?

No. As of March 21, 2008, affiliates of Bain Capital, LLC, DLJ Merchant Banking (“DLJMB”), J.P. Morgan Partners, LLC (“JPMP”) and Thomas H. Lee Partners (collectively, the “Sponsors”) collectively own approximately 61% of the outstanding Class A common shares, although they do not act together as a group. Each of the Sponsors (other than DLJMB) has separately advised the Company that they intend to be represented at the Annual Meeting either in person or by proxy to vote their shares in favor of the nominees named in this Proxy Statement for election to the Board of Directors and in favor of approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. DLJMB has advised the Company that it intends to vote a portion of the Class A common shares it holds, representing 9.9% of the outstanding Class A common shares, in favor of the nominees named in this Proxy Statement for election to the Board of Directors and in favor of approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors. The shares representing DLJMB’s remaining interest, which amount to approximately 5.3% of the outstanding Class A common shares, are subject to a voting agreement and cannot be voted by DLJMB. In light of the foregoing, a quorum at the meeting, and a vote FOR the proposals, is highly likely.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers or American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”). Please vote all of these shares. The Company encourages you to have all your shares registered in the same name and address. You may do this by contacting your broker or the Transfer Agent. The Transfer Agent may be reached at 1-800-937-5449.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the formal agenda of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What vote is required to approve each proposal?

The nominees for director receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected. If you mark your proxy to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. The approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in order to be approved.

Shares that abstain from voting as to a particular matter, and shares held in street name by brokers or nominees that indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting for either proposal.

Will any other matters be voted on at the Annual Meeting?

As of the date of this Proxy Statement, the Company’s management knows of no other matter that will be presented for consideration at the meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, proxies properly submitted prior to the Annual Meeting will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. The Company will pay the cost of distributing this Proxy Statement and related materials. Our officers may solicit proxies electronically or by mail or telephone. Upon request, we will reimburse brokers, dealers, banks, trustees or other nominees, for reasonable expenses they incur in forwarding proxy materials to beneficial owners of shares of the Class A common shares. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. A few of the Company’s officers and employees may participate in the solicitation of proxies without additional compensation.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the year ended December 31, 2007 will be presented at the Annual Meeting. These statements have been approved by the Board of Directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual Meeting.

The audited consolidated financial statements of the Company for the year ended December 31, 2007 have been provided to shareholders by inclusion in the Company’s Annual Report on Form 10-K (the “Annual Report”) mailed with this Notice of Annual General Meeting of Shareholders. The Company’s Annual Report is also available with the other proxy materials at http://ww3.ics.adp.com/streetlink/WCRX.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:

ELECTION OF CLASS II DIRECTORS

The full Board of Directors normally consists of ten Directors and is divided into three classes, with Class I and Class II each having three directors and Class III having four directors. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting. Due to the recent death on March 11, 2008 of James G. Andress, a director of the Company, the Board of Directors currently consists of nine directors. The Board of Directors is currently considering the appointment of a new Class III director to the Board of Directors in place of Mr. Andress to serve until the 2009 Annual Meeting.

The current composition of the Board of Directors is:

Director	Age	Director since
Class I Directors (serving until the 2010 Annual Meeting)
John P. Connaughton	42	2004
Stephen P. Murray	45	2004
Steven C. Rattner	48	2005

Class II Directors (term expiring at this Annual Meeting)
Todd M. Abbrecht	39	2004
David F. Burgstahler	39	2004
Stephen G. Pagliuca	53	2005

Class III Directors (serving until the 2009 Annual Meeting)
Roger M. Boissonneault	59	2005
John A. King, Ph.D	58	2005
James H. Bloem	57	2006

The election of three Class II Directors will take place at this Annual Meeting. At its meeting on February 28, 2008, the Board of Directors approved the recommendation of the Nominating and Corporate Governance Committee that the three current Class II Directors be elected for an additional three-year term.

If elected, each of the three Class II Director nominees will serve on the Board of Directors until the Annual Meeting in 2011, or until their successors are duly elected and qualified in accordance with the Company’s Bye-laws. If any of the three nominees should become unable to accept election, the persons named as proxies may vote for other person(s) selected by the Board of Directors or the named proxies. For more information about each director, please see “Information about Directors.” The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination.

For more information regarding the independence of our directors, please see “Board of Directors and Governance—Independence.”

Vote Required for Approval

The three nominees receiving the highest number of affirmative votes of the Class A common shares entitled to vote at the Annual Meeting will be elected to the Board of Directors to serve until the Annual General Meeting of Shareholders in 2011 or until their successors have been elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NO. 2:

APPROVAL OF APPOINTMENT OF INDEPENDENT

AUDITORS AND AUDITORS’ REMUNERATION

The Audit Committee is responsible for the appointment, remuneration, retention and oversight of the independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditors of the Company to audit its consolidated financial statements for the year ending December 31, 2008 and the Board of Directors asks that the shareholders approve such appointment and authorize the Board of Directors to determine the auditors’ remuneration. Before selecting PricewaterhouseCoopers LLP, the Audit Committee considered the firm’s qualifications as independent auditors and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by PricewaterhouseCoopers LLP would impair PricewaterhouseCoopers LLP’s independence and concluded that they would not.

All services to be rendered by our independent auditors are subject to pre-approval and review by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company began operations on January 5, 2005.

Vote Required for Approval

The approval of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2008 and the authorization of the Board of Directors to determine the auditors’ remuneration requires the affirmative vote of a majority of the votes cast at the Annual Meeting in order to be approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT AUDITORS AND THAT

THE BOARD OF DIRECTORS

DETERMINE THE AUDITORS’ REMUNERATION

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors as of March 31, 2008. Their respective backgrounds are described following the table:

Name	Age	Position with Company
Roger M. Boissonneault	59	Chief Executive Officer, President and Director
Todd M. Abbrecht(2)(3)	39	Director
James H. Bloem(1)	57	Director
David F. Burgstahler(1)(2)(3)	39	Director
John P. Connaughton(2)(3)	42	Director
John A. King, Ph.D(1).	58	Director
Stephen P. Murray(2)(3)	45	Director
Stephen G. Pagliuca	53	Director
Steven C. Rattner	48	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Messrs. Connaughton, Murray and Rattner were each reelected on May 24, 2007. Mr. Burgstahler was elected on October 26, 2004. Mr. Abbrecht was elected on November 8, 2004. Mr. King was elected on June 20, 2005. Mr. Pagliuca was elected on August 11, 2005 and Mr. Boissonneault was elected as a director on January 5, 2005. Mr. Bloem was appointed as a director by the Board of Directors on December 8, 2006 following the resignation of Mr. George Taylor on the same date.

On March 14, 2008, the Company announced that Mr. James G. Andress, a director of the Company, died on March 11, 2008. Mr. Andress had served as a director since his appointment to the Board of Directors in August of 2006. His term was scheduled to expire at the 2009 Annual Meeting. As a result of Mr. Andress’ passing, the Board of Directors appointed Mr. King to the Audit Committee and designated Mr. Bloem as chairman of the Audit Committee, each effective as of March 14, 2008. The Board of Directors is currently considering the appointment of a new director to the Board of Directors in place of Mr. Andress to serve until the 2009 Annual Meeting.

Roger M. Boissonneault, Chief Executive Officer, President and Director, was appointed Chief Executive Officer, President and Director of the Company as of January 5, 2005. Mr. Boissonneault was appointed Chief Executive Officer and Director for Warner Chilcott PLC (which was the “Predecessor”) in September 2000. He previously served as President and Chief Operating Officer of the previous entity which was also known as Warner Chilcott PLC (acquired by the Predecessor in September 2000) from 1996 to 2000, serving as a director from 1998 through 2000. From 1976 to 1996 Mr. Boissonneault served in various capacities with Warner-Lambert (now a part of Pfizer), including Vice President, Female Healthcare, Director of Corporate Strategic Planning, and Director of Obstetrics/Gynecology Marketing.

Todd M. Abbrecht, Director, is a Managing Director with Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Mr. Abbrecht serves on the board of Simmons Company, Michael Foods, Inc., Dunkin’ Brands, Inc., and ARAMARK Holdings Corporation.

James H. Bloem, Director, is a Senior Vice President and Chief Financial Officer of Humana Inc., a position he has held since 2001. Humana is one of the nation’s largest health benefit companies with over 11 million medical members. In addition, from 1996 to 2000, he served as a member of the Board of Directors of one of our predecessor companies. Mr. Bloem also currently serves on the boards of ResCare, Inc. and Rotech Healthcare, Inc.

David F. Burgstahler, Director, is a Partner of Avista Capital Partners, L.P. Prior to joining Avista Capital Partners in 2005, Mr. Burgstahler was a Partner with DLJ Merchant Banking Partners, the private equity investment arm of Credit Suisse. Mr. Burgstahler joined Credit Suisse First Boston in 2000 when it merged with Donaldson, Lufkin & Jenrette. Mr. Burgstahler joined Donaldson, Lufkin & Jenrette in 1995. Mr. Burgstahler serves on the board of NAMIC/VA, Inc., BMS Medical Imaging, Inc., Visant Corporation, Visant Holding Corp., Wide Open West Holdings and Bio Reliance Corporation.

John P. Connaughton, Director, has been a Managing Director of Bain Capital Partners, LLC since 1997 and member of the firm since 1989. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc. where he worked in the healthcare, consumer products and business services industries. Mr. Connaughton currently serves as a director of Hospital Corporation of America, AMC Theatres, M|C Communications (PriMed), SunGard Data Systems, Warner Music Group, CRC Health Group, Cumulus Media Partners and The Boston Celtics. He also serves as a member of the Berklee College of Music Board of Trustees and the University of Virginia McIntire Foundation Board of Trustees.

John A. King, Ph.D., who became a Director of Warner Chilcott Limited in June 2005, is a private investor. Dr. King served in positions of increasing responsibility with the Predecessor for 26 years, most recently as Executive Chairman, a position he held from 2000 until January 5, 2005.

Stephen P. Murray, Director, is the President and Chief Executive Officer of CCMP Capital Advisors, LLC, a private equity firm formed in August 2006 when the buyout/growth equity professionals of JPMP separated from JPMorgan Chase & Co. to form an independent private equity platform. Mr. Murray focuses on investments in consumer and retail services; financial services; and healthcare infrastructure. Prior to joining JPMP in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Currently, he serves on the board of directors of AMC Entertainment, ARAMARK Corporation, Cabela’s, CareMore Medical Enterprises, Generac Power Systems, Jetro Holdings, MedQuest Associates, Noble Environmental Power, Pinnacle Foods Group, Quiznos Subs and Strongwood Insurance.

Stephen G. Pagliuca, Director, is a Managing Director at Bain Capital Partners, LLC. Mr. Pagliuca is also a Managing Partner and an Owner of the Boston Celtics Basketball franchise. Mr. Pagliuca joined Bain & Company in 1982 and founded the Information Partners private equity fund for Bain Capital in 1989. Mr. Pagliuca has also worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Currently, he serves on the board of directors of Burger King Holdings Inc., Gartner Group, and Hospital Corporation of America.

Steven C. Rattner, Director, is a Managing Director and Head of DLJ Merchant Banking Partners (“DLJMB”). Mr. Rattner joined Donaldson Lufkin & Jenrette’s Investment Banking Division in 1985 and DLJMB in 2001. He is Co-Chair of the MBP IV Investment Committee. Prior to joining DLJMB, Mr. Rattner was one of the founding members of Donaldson Lufkin & Jenrette’s leveraged finance business, where he was Head of Sales and Trading and Head of Capital Markets. Upon the merger of Credit Suisse First Boston and Donaldson Lufkin & Jenrette, he became the Head of European Leveraged Finance, responsible for all underwriting and client coverage involving high yield and syndicated loan products. Mr. Rattner serves as a director of DLJ Merchant Banking, Inc., DLJ Merchant Banking II, Inc. DLJ Merchant Banking III, Inc. and DLJ MB Advisors, Inc.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board of Directors

Pursuant to our Bye-Laws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our shareholders; provided, that the Bye-Laws require that the number must be not less than two (2) nor more than ten (10). Currently, the Board of Directors has fixed the number of directors at ten directors and has one vacant directorship. The Board of Directors is divided into three classes, with the term of the office of one class expiring each year. Each class comprises, as nearly as possible, one-third of the total number of directors constituting the entire Board of Directors and all directors are designated as either Class I, Class II or Class III Directors.

The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. The Board of Directors held four formal board meetings during the year ended December 31, 2007. All directors attended at least 75% of the formal meetings of the Board of Directors and the meetings held by the committees of the Board of Directors on which such directors served during the year ended December 31, 2007.

Corporate Governance

The Company maintains a corporate governance page on its website which includes key information about its Code of Business Conduct and Ethics, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The corporate governance page can be found at www.warnerchilcott.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

Independence

Our Board of Directors currently consists of nine Directors, with one vacant directorship as a result of Mr. Andress’ recent death.

The Board of Directors uses the standards of independence established by the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ in determining whether its members are independent. The Board of Directors has affirmatively determined that each of the Company’s nine directors, other than Messrs. Boissonneault and King, are independent under the director independence criteria established by NASDAQ. In addition, the Board of Directors has determined that each member of the Audit Committee meets the additional independence criteria established by the SEC required for Audit Committee membership. Under applicable NASDAQ rules, the Board of Directors is permitted to appoint one director to the Audit Committee who does not satisfy the NASDAQ independence standards at the time of such director’s appointment, if, among other things, the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by such director is in the best interests of the Company and its shareholders. In reliance on this exception, on March 14, 2008, the Board of Directors determined that the death of Mr. Andress, a director and member of the Audit Committee, constituted exceptional and limited circumstances, and appointed Mr. King to the Audit Committee. On May 17, 2005, Mr. King received a payment from the Company in connection with the termination of Mr. King’s service with the Predecessor. As a result, Mr. King will not satisfy the independence standards established by NASDAQ until May 18, 2008, although he does currently satisfy the independence standards established by the SEC for Audit Committee membership.

There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board of Directors in determining that any of the directors are independent.

Executive Sessions and Meetings of Independent Directors

The Board of Directors holds executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. The Board of Directors also holds executive sessions of the independent directors at least once a year.

Board Attendance at Annual Meetings

The Company encourages members of its Board of Directors to attend the Company’s annual meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual meetings. Nine of the then 10 members of the Board of Directors attended the Company’s 2007 Annual Meeting of Shareholders held on May 24, 2007.

Communication with the Board of Directors

The Company’s non-management and independent directors have approved a process for shareholders to communicate with the Board of Directors. Pursuant to that process, shareholders, employees and others interested in communicating with the Board of Directors may communicate with the Board of Directors by writing to the following address:

Warner Chilcott Limited

c/o Corporate Secretary

Channel House, Suite 3-105, Longfield Road,

Southside, St. David’s Bermuda

In any such communication, an interested person may also designate a particular director, or a committee of the Board of Directors, such as the Audit Committee. Our legal department will forward all correspondence to the Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the Securities Exchange Act of 1934, which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website www.warnerchilcott.com. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge, from the Company upon a request directed to Warner Chilcott Limited, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866. Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on its website at www.warnerchilcott.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Person Transactions

In March 2007, the Board of Directors adopted a written policy setting forth procedures for the review, approval and ratification of transactions with related persons (the “Policy”). The Audit Committee of the Board of Directors has been designated as the committee responsible for reviewing, approving or ratifying any related person transactions under the Policy. Pursuant to the Policy, all executive officers, directors, director nominees and any 5% beneficial owners of the Company’s securities are required to notify the Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, 5% beneficial owner or any immediate family member of such a person has a direct or indirect material interest. Such officers, directors, nominees, 5% beneficial owners and their immediate family members are considered “related persons” under the Policy. For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, step-relatives and any other person sharing the household (other than a tenant or household employee).

The Audit Committee reviews reported transactions or proposed transactions to determine whether the related person involved has a direct or indirect material interest in the transaction. In reviewing the transaction or proposed transaction, the Audit Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. The Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Related person transactions not approved or ratified by the Audit Committee will not be entered into or continued by the Company. On an annual basis, the Audit Committee reviews previously approved related person transactions, under the standards described above, to determine whether such transactions should continue. If a member of the Audit Committee has a personal interest in a matter before the Audit Committee, the director must disclose the interest to the Audit Committee, and is required to recuse himself or herself from participation in the discussion and vote on the matter.

Related person transactions during 2007 are discussed under the heading “Related Person Transactions.”

Committees of the Board of Directors

Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

Our Board of Directors has established an Audit Committee that convenes at least four times a year, currently comprised of Messrs. Bloem, Burgstahler and King, each of whom is a director of our Company. Each member of the Audit Committee is independent under Rule 10A-3 of the Securities and Exchange Act of 1934, as amended. In addition, Messrs. Bloem and Burgstahler are independent under the applicable rules of NASDAQ. As discussed above, Mr. King will not satisfy the independence standards established by NASDAQ until May 18, 2008.

The Board of Directors also has determined that Mr. Bloem, the chairman of the Audit Committee, is an Audit Committee “financial expert” within the meaning stipulated by the SEC.

The Audit Committee recommends the annual appointment of the Company’s independent auditors with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles that the Company uses in financial reporting, internal auditing procedures and the adequacy of the Company’s internal control procedures. The Audit Committee’s report begins on page 38.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.warnerchilcott.com under “Investor Relations” and “Corporate Governance.” The Audit Committee met seven times during the year ended December 31, 2007.

Compensation Committee

Our Board of Directors has established a Compensation Committee comprised of Messrs. Abbrecht, Burgstahler, Connaughton and Murray, all of whom are independent under applicable NASDAQ rules. The compensation committee, which is chaired by Mr. Murray, evaluates the performance of the Chief Executive Officer and approves the compensation level for the Chief Executive Officer and the executive officers as that term is defined by the SEC, reviews the Company’s overall management compensation and benefits policies, and reviews and recommends employee benefits plans, option and/or restricted stock grants and other incentive arrangements. The Compensation Committee’s report begins on page 26. For a discussion of the role of management and the use of compensation consultants in determining executive compensation, see the section titled “Compensation Discussion and Analysis” in this Proxy Statement.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.warnerchilcott.com under “Investor Relations” and “Corporate Governance.” The Compensation Committee has the authority to delegate all or a portion of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. The Compensation Committee acted five times by unanimous written consent during the year ended December 31, 2007.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee comprised of Messrs. Abbrecht, Burgstahler, Connaughton and Murray, all of which are independent under applicable NASDAQ rules. Mr. Connaughton serves as the chair of the Nominating and Corporate Governance Committee. The primary purposes of the Nominating and Corporate Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (ii) make recommendations to the Board concerning committee appointments; and (iii) develop, recommend and annually review corporate governance guidelines applicable to the Company. When the Board of Directors determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee may utilize third-party search firms and will consider recommendations from directors, management and others, including the Company’s shareholders. In general, the Nominating and Corporate Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of healthcare or other aspects of the Company’s business, operations or activities.

The Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee, care of Warner Chilcott Limited, Channel House, Suite 3-105, Longfield Road, Southside, St. David’s, Bermuda, Attention: Corporate Secretary. To be considered by the Nominating and Corporate Governance Committee, such recommendations must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing a willingness to serve as a director, if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for Director. Nominations by shareholders may also be made at an Annual Meeting in the manner set forth under “Shareholders’ Proposals”.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.warnerchilcott.com under “Investor Relations” and “Corporate Governance.” The Nominating and Corporate Governance Committee met one time during the year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is or has been a company officer or employee. None of the Company’s executive officers currently serves on the Compensation Committee or any similar committee of another public company.

Director Compensation

The Board of Directors, upon the recommendation of the Compensation Committee, has established the following compensation policy for our “independent” (as determined in accordance with SEC and NASDAQ rules) directors. Only directors who are (i) deemed “independent,” and (ii) are not employees of either the Company or the Sponsors or initially appointed as Sponsor designees (the “Independent Directors”), receive the below listed compensation for their services as directors. In evaluating the total annual compensation to be paid to the Company’s Independent Directors in November 2006, the Compensation Committee considered general market data with respect to board of director compensation levels and trends in director compensation.

Annual Retainer: Each Independent Director is paid an annual retainer of $30,000 for each year of service on the Board. The annual retainer is comprised of (i) a $15,000 cash payment, payable quarterly in equal installments, and (ii) non-qualified options (“options”) to purchase our Class A common shares with a value equal to $15,000 (determined in accordance with Black-Scholes or a similar model) having the following material terms:

•	Annual Grant Date: The grant date will be the date of the Company’s annual meeting.

•	Exercise Price: The exercise price will be the per share closing price of the Company’s shares on the date of grant.

•	Vesting: Each option will vest on the date immediately preceding the date of the Company’s next annual meeting following the grant date.

•

Termination: Any unvested options will terminate on the date on which the Independent Director is no longer a member of the Board of Directors. In the event of death, all options held by an Independent Director will immediately vest.

•	Term: Each option will have a 10 year term.

In the event any Independent Director is appointed to the Board of Directors subsequent to the Annual Meeting, the cash payment and option grant constituting the annual retainer for such Independent Director will be prorated based on the date of appointment.

Board Meeting Attendance Fees: Each Independent Director is paid $2,000 as compensation for his or her attendance (whether telephonically or in person) at each meeting of the Board of Directors.

Committee Attendance Fees: Each Independent Director is paid $1,000 as compensation for his or her attendance (whether telephonically or in person) at each meeting of any committee of the Board of Directors on which such Independent Director serves.

Committee Chairperson Retainer: Each committee chairperson that is an Independent Director is paid an annual retainer of $7,000 ($10,000 in the case of the audit committee chairperson), payable quarterly in equal installments. This retainer is prorated based on the date of commencement and termination of the Independent Director’s committee service in any year.

The following table sets forth, for the fiscal year ended December 31, 2007, the total compensation of the Independent Directors of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James G. Andress	39,000	(1)	—	7,500	—	—	—	46,500
James H. Bloem	30,000	(2)	—	7,970	—	—	—	37,970

(1)	Represents an annual cash retainer of $15,000, Board of Director meeting fees of $8,000, committee meeting fees of $6,000, and a committee chairperson annual retainer of $10,000. As mentioned above, Mr. Andress died on March 11, 2008.

(2)	Represents an annual cash retainer of $15,000, Board of Director meeting fees of $8,000 and committee meeting fees of $7,000.

(3)	Amounts shown are the compensation costs recognized by the Company for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R. They do not reflect compensation actually received by the Independent Directors. Assumptions used in the calculation of these amounts are included in “Note 12” to the Notes to Consolidated Financial Statements for the year ended December 31, 2007, included in the Company’s Annual Report filed with the SEC on February 29, 2008. In the year ended December 31, 2007, Mr. Andress was granted 1,676 options with a grant date value of $15,000. In the year ended December 31, 2007, Mr. Bloem was granted 1,781 options with a grant date value of $15,940. Of the 1,781 options granted to Mr. Bloem in 2007, 105 options with a grant date value of $940 were awarded with respect to the period between his appointment to the Board of Directors on December 8, 2006 and December 31, 2006. As of December 31, 2007, Mr. Andress held 2,209 unexercised options and Mr. Bloem held 1,781 unexercised options.

Other Compensation Information

The Company does not maintain any defined benefit pension plans, nonqualified defined contribution or deferred compensation plans for the members of its Board of Directors.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS, MANAGEMENT AND DIRECTORS

The following table and accompanying footnotes show information regarding the beneficial ownership of the Class A common shares of the Company, as of March 15, 2008, by:

•	each person who is known by the Company to own beneficially more than 5% of its Class A common shares;

•	each member of the Board of Directors and each executive officer;

•	all members of the Board of Directors and the executive officers as a group.

For purposes of the table below, we deem Class A common shares subject to options or warrants that are currently exercisable or exercisable within 60 days of March 15, 2008 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the Class A common shares beneficially owned by them, subject to community property laws, where applicable. As of March 15, 2008, there were 250,589,296 Class A common shares outstanding.

	Securities Beneficially Owned(11)
Name and Address	Common Shares	Percentage of Common Shares
Principal Securityholders:
Bain Capital Investors, LLC(1)	38,045,413	15.2%
DLJ Merchant Banking III, Inc.(2)	38,115,042	15.2%
J.P. Morgan Partners, LLC(3)	38,045,404	15.2%
Thomas H. Lee Partners, L.P.(4)	38,045,410	15.2%
Value Act Capital(5)	13,835,421	5.5%
Directors and Executive Officers:
Roger M. Boissonneault(6)	2,785,546	1.1%
Todd M. Abbrecht(4)	—	—
James H. Bloem	6,781	*
David F. Burgstahler(7)	20,000	*
John P. Connaughton(1)	—	—
John A. King, Ph.D.(8)	1,354,046	*
Stephen P. Murray(3)	—	—
Stephen G. Pagliuca(1)	—	—
Steven C. Rattner(2)	—	—
W. Carl Reichel(9)	1,361,308	*
Anthony D. Bruno(10)	1,287,896	*
Paul Herendeen	1,211,114	*
Izumi Hara	248,597	*
All directors and named executive officers as a group (13 persons)	8,275,288	3.3%

*	Less than 1%.

(1)	Includes interests owned by each of Bain Capital Integral Investors II, L.P. (“Integral”), BCIP Trust Associates III, BCIP Trust Associates III-B and BCIP Associates—G. Bain Capital Investors, LLC (“BCI”) is the general partner of Integral and the managing general partner of each other entity. BCI is associated with Bain Capital Partners, LLC, one of our Sponsors. Investment and voting decisions at BCI are made jointly by three or more individuals who are managing directors of the entity, and therefore no individual managing director of BCI is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest.

John P. Connaughton is a Managing Director and Member of BCI and may therefore be deemed to share voting and dispositive power with respect to the shares. Mr. Connaughton disclaims any beneficial ownership of any shares beneficially owned by the Bain Capital entities, except to the extent of his pecuniary interest therein.

Stephen G. Pagliuca is a Managing Director of BCI and may therefore be deemed to share voting and dispositive power with respect to the shares. Mr. Pagliuca disclaims any beneficial ownership of any shares beneficially owned by the Bain Capital entities, except to the extent of his pecuniary interest therein.

The address of Mr. Pagliuca, Mr. Connaughton and each of the Bain Capital entities is c/o Bain Capital Investors, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(2)	Includes interests owned by DLJMB Overseas Partners III, C.V., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V. and DLJ Offshore Partners III-2, C.V. (collectively, the “Offshore Partners”), DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively and together with the Offshore Partners, the “DLJ Merchant Banking Funds”). DLJMB Overseas Partners III, C.V. is a limited partnership, the managing general partner of which is DLJ Merchant Banking III, Inc. (“MGP”) and the associate general partner of which is DLJMB III (Bermuda), L.P. (“AGP”). The general partner of the AGP is DLJ Merchant Banking III, Inc. Credit Suisse, a Swiss bank, owns the majority of the voting stock of Credit Suisse Holdings (USA), Inc., which in turn owns all of the voting stock of Credit Suisse (USA) Inc. (“CS USA”). The DLJ Merchant Banking Funds are private equity funds advised by indirect subsidiaries of CS USA, including the MGP and the AGP, and form part of Credit Suisse’s asset management business. Credit Suisse Securities (USA) LLC is a subsidiary of CS USA and thus an affiliate of each of the DLJ Merchant Banking Funds. The investment committee of the DLJ Merchant Banking Funds makes investment decisions on the funds’ behalf. The investment committee is comprised of senior investment professionals of the DLJ Merchant Banking Funds. The members of the investment committee are appointed by the general partner of the associate general partner of the DLJ Merchant Banking Funds. The composition of the investment committee changes from time to time. The address of the principal business and office of each of the foregoing is Eleven Madison Avenue, New York, New York 10010. DLJ Merchant Banking is one of our Sponsors.

On January 12, 2007, the DLJ Merchant Banking Funds entered into a voting agreement with the Company, pursuant to which the DLJ Merchant Banking Funds agreed with the Company not to vote any shares of Class A common stock of the Company owned by the DLJ Merchant Banking Funds in excess of 9.99% of the outstanding shares of the Company’s Class A common stock.

Steven C. Rattner is a Managing Director and Global Head of DLJ Merchant Banking Partners. Mr. Rattner disclaims beneficial ownership of any shares beneficially owned by the DLJ Merchant Banking entities The address of Mr. Rattner and the address of each of the DLJ Merchant Banking entities is c/o DLJ Merchant Banking III, Inc., Eleven Madison Avenue, New York, New York 10010, except that the address of the Offshore Partners entities is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles.

(3)	In the case of J.P. Morgan Partners, LLC, includes interests owned by J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors (Selldown) II, L.P. and J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. (collectively, the “Global Investor Funds”) and J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”). The general partner of the Global Investor Funds is JPMP Global Investors, L.P. (“JPMP Global”). The general partner of JPMP BHCA is JPMP Master Fund Manager, L.P. (“JPMP MFM”). The general partner of JPMP Global and JPMP MFM is JPMP Capital Corp. (“JPMP Capital”), a wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded company (“JPM Chase”). Each of JPMP Global, JPMP MFM and JPMP Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own the shares held by the Global Investor Funds and JPMP BHCA. JPMP Capital exercises voting and dispositive power over the securities held by the Global Investor Funds and JPMP BHCA. Voting and disposition decisions at JPMP Capital are made by three or more of its officers, and therefore no individual officer of JPMP Capital is the beneficial owner of the securities. The address of each of the JPMorgan Partners entities is c/o J.P. Morgan Partners, LLC, 270 Park Avenue, New York, New York 10017, except that the address of each Cayman entity is c/o Walkers SPV Limited, PO Box 908 GT, Walker House, George Town, Grand Cayman, Cayman Islands. Each of the Global Investor Funds, JPMP BHCA, JPMP Global, JPMP MFM and JPMP Capital are part of the J.P. Morgan Partners private equity business unit of JPM Chase. J.P. Morgan Partners is one of our Sponsors.

Stephen P. Murray is the President and Chief Executive Officer of CCMP Capital Advisors, LLC, a private equity firm formed in August 2006 when the buyout/growth equity professionals of J.P. Morgan Partners separated from JPM Chase to form an independent private equity platform. Mr. Murray disclaims any beneficial ownership of any shares beneficially owned by the J.P. Morgan Partners entities. The address of Mr. Murray is c/o CCMP Capital Advisors, LLC, 245 Park Avenue, New York, New York 10167.

(4)	Includes interests owned by each of Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Great West Investors L.P., Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC. Each of Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P. and Thomas H. Lee (Alternative) Cayman Fund V, L.P. are exempted limited partnerships formed under the laws of the Cayman Islands, each of whose general partner is THL Advisors (Alternative) V, L.P., an exempted limited partnership formed under the laws of the Cayman Islands. Thomas H. Lee Advisors (Alternative) V Limited, LDC, a limited duration company formed under the laws of the Cayman Islands (the “LDC”), is the general partner of THL Advisors (Alternative) V, L.P. The address of each of these entities is c/o Walkers, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands.

The persons who are members of the LDC are the same persons who are members of Thomas H. Lee Advisors, LLC, a Delaware limited liability company. Thomas H. Lee Advisors, LLC is the general partner of Thomas H. Lee Partners, L.P., a Delaware limited partnership. Thomas H. Lee Partners, L.P. is one of our Sponsors. Thomas H. Lee Investors Limited Partnership (formerly known as THL-CCI Limited Partnership) is a Massachusetts limited partnership, whose general partner is THL Investment Management Corp., a Massachusetts corporation.

Great West Investors L.P., Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC are co-investment entities of Thomas H. Lee Partners and each disclaims beneficial ownership of any shares other than the shares held directly by such entity. The address for the Putnam entities is c/o Putnam Investment, LLC, One Post Office Square, Boston, Massachusetts 02109. The address of the Great West Investors L.P. is 8515 E. Orchard Road, Greenwood Village, Colorado 80110.

Todd M. Abbrecht is a member of the LDC, and a Vice President of THL Investment Management Corp., and therefore has shared voting and investment power over, and therefore, may be deemed to beneficially own shares held of record by Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee Parallel (Alternative) Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P. and Thomas H. Lee Investors Limited Partnership. Mr. Abbrecht disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Mr. Abbrecht is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(5)	Based upon the statement on Schedule 13D filed with the SEC on February 22, 2007, includes interests owned by ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), ValueAct Capital Master Fund III, L.P. (“ValueAct Master Fund III”), VA Partners, LLC (“VA Partners”), (d) VA Partners III, LLC (“VA Partners III”), ValueAct Capital Management, L.P. (“ValueAct Management L.P.”), ValueAct Capital Management, LLC (“ValueAct Management LLC”), Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin.

ValueAct Master Fund and ValueAct Master Fund III are limited partnerships organized under the laws of the British Virgin Islands. Each has a principal business address of 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133.

VA Partners is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Master Fund. VA Partners III is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Master Fund III. Each has a principal business address of 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133.

ValueAct Management L.P. is a Delaware limited partnership which renders management services to ValueAct Master Fund and ValueAct Master Fund III. ValueAct Management LLC is a Delaware limited liability company, the principal business of which is to serve as the General Partner to ValueAct Management L.P. Each has a principal business address of 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133.

Messrs. Ubben, Hamel and Kamin are each managing members, principal owners and controlling persons of VA Partners, VA Partners III and ValueAct Management LLC, and such activities constitute their principal occupations. Such individuals are collectively referred to as the “Managing Members” or individually as a “Managing Member”. Each Managing Member is a United States citizen and has a principal business address of 435 Pacific Avenue, Fourth Floor, San Francisco, CA 94133.

ValueAct Master Fund is the beneficial owner of 11,238,811 shares of Class A common shares (which shares may also be deemed to be beneficially owned by VA Partners). ValueAct Master Fund III is the beneficial owner of 2,596,610 Class A common shares (which shares may also be deemed to be beneficially owned by VA Partners III).

ValueAct Management L.P., ValueAct Management LLC and the Managing Members may each be deemed the beneficial owner of an aggregate of 13,835,421 Class A common shares.

(6)	Includes interests owned by The Boissonneault 2005 Children’s Trusts, a trust for which Mr. Boissonneault’s wife, Terri Boissonneault, serves as trustee. The address of Mr. Boissonneault is c/o Warner Chilcott Limited, Channel House, Suite 3-105, Longfield Road, Southside, St. David’s, Bermuda.

(7)	Includes interests beneficially owned by David F. Burgstahler. Mr. Burgstahler has sole dispositive voting and investment power over the 20,000 shares listed. Mr. Burgstahler is a Partner of Avista Capital Partners. The address of Mr. Burgstahler is c/o Avista Capital Partners, 65 East 55th Street, 18th Floor, New York, New York 10022.

(8)	Includes interests owned by Highberry Investments Limited No. 3. The address of Dr. King is c/o Warner Chilcott Limited, Channel House, Suite 3-105, Longfield Road, Southside, St. David’s, Bermuda.

(9)	Includes interests owned by the William C. Reichel 2006 GRAT, a trust for which Mr. Reichel serves as trustee. The address of Mr. Reichel is c/o Warner Chilcott Limited, Channel House, Suite 3-105, Longfield Road, Southside, St. David’s, Bermuda.

(10)	Includes interests owned by the Anthony D. Bruno 2006 GRAT, a trust for which Mr. Bruno’s wife, Gina Bruno, and J.P. Morgan Trust Company of Delaware serve as co-trustees. The address of Mr. Bruno is c/o Warner Chilcott Limited, Channel House, Suite 3-105, Longfield Road, Southside, St. David’s, Bermuda.

(11)	Includes the following shares of Class A common stock issuable upon the exercise of currently outstanding options, or upon the exercise of outstanding options exercisable within 60 days of March 15, 2008: for Mr. Boissonneault, 359,572 shares; for Mr. Bloem, 1,781 shares; for Mr. Reichel, 359,572 shares; for Mr. Bruno, 359,572 shares, for Mr. Herendeen, 359,572 shares, for Ms. Hara, 4,125 shares, for all directors and named executive officers as a group, 1,444,194 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In January 2005, affiliates of Bain Capital, LLC, DLJ Merchant Banking, JPMP and Thomas H. Lee Partners, who we refer to collectively in this Proxy Statement as the “Sponsors,” together with certain institutional investors and certain members of management acquired 100% of the share capital of the Predecessor. We refer to this transaction in this Proxy Statement as the “Acquisition.” As a result of the Acquisition, the Company became a privately-held company. In September 2006, the Company completed its initial public offering (“IPO”) with the sale of 70,600,000 shares of Class A common shares. Prior to the IPO, the Sponsors collectively owned 87% of the Company’s outstanding Class A common shares. As of the record date, the Sponsors collectively owned approximately 61% of the Company’s outstanding Class A common shares. As more fully described below, both the Acquisition and the IPO impacted many of the Company’s compensation programs.

Compensation Program and Philosophy

The Company’s compensation program seeks to promote the creation of long-term shareholder value and attract and retain employees by providing a competitive compensation package through a combination of base salary, annual incentive cash bonus, long-term equity incentives and other benefits.

The evaluation of the Company’s senior executives is performed on a basis consistent with that used to evaluate the Company’s other employees (excepting only the Chief Executive Officer and its sales forces). The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating each senior executive’s performance during the year as measured by the Chief Executive Officer against stated goals, core competencies and feedback from colleagues (the “Performance Review Process”). The potential ratings that may be assigned to each senior executive based on their performance in the prior year range from “unacceptable” to “far exceeds expectations” (the “Performance Rating”). These Performance Ratings were used to determine merit based salary increases, annual cash bonuses and long-term equity incentive compensation, if any, within pre-established ranges approved by the Compensation Committee. The Chief Executive Officer’s 2007 performance was evaluated by the Compensation Committee against achievement of corporate goals and objectives (“CEO Review”).

The allocation of the components of compensation awarded to the Company’s senior executives is not pre-determined based on a percentage of total compensation, nor is such compensation determined based solely on a review of market compensation. Instead the Compensation Committee has adopted a flexible approach to compensation that is consistent with its stated compensation philosophy and that allows the Company to respond to the evolving business environment.

Oversight of the Compensation Program

The Compensation Committee is responsible for establishing, implementing and overseeing the Company’s compensation programs. As part of that responsibility, the Compensation Committee reviews the Company’s compensation and benefits policies; evaluates the performance of the Chief Executive Officer; approves the compensation levels for the Company’s senior executives; and reviews and makes recommendations to the Board of Directors with respect to the Company’s employee benefits plans, equity-based compensation plans and other incentive arrangements. A discussion of the Compensation Committee’s structure, roles and responsibilities and related matters can be found under the heading “Corporate Governance” in this Proxy Statement.

Role of the Compensation Committee, Executive Officers and Compensation Consultants in Compensation Decisions

The Compensation Committee makes compensation decisions following the completion of (i) in the case of Messrs. Bruno, Herendeen and Reichel and Ms. Hara, the annual Performance Review Process and (ii) in the case of Mr. Boissonneault, the CEO Review. For purposes of this Proxy Statement, we refer to Messrs. Boissonneault, Bruno, Herendeen and Reichel collectively as the “Key Executive Officers” and the Key Executive Officers, together with Ms. Hara, as the “Named Executive Officers.”

It is the philosophy of the Compensation Committee that in order to promote long-term shareholder value, meaningful and challenging goals and objectives should be established for the Company’s Named Executive Officers. In accordance with this philosophy, each year the Compensation Committee reviews and establishes annual goals and objectives relevant to the compensation of the Chief Executive Officer. In addition, the Chief Executive Officer establishes annual performance objectives for each of Messrs. Bruno, Herendeen and Reichel and Ms. Hara and presents these to the Compensation Committee. At the end of each year, each Named Executive Officer’s performance is evaluated during the annual Performance Review Process or CEO Review, as applicable. Compensation recommendations for the Named Executive Officers (other than the Chief Executive Officer) within ranges established by the Compensation Committee are made by the Chief Executive Officer based upon the Performance Ratings assigned to such officers. The Compensation Committee may exercise its discretion to modify any compensation recommended by the Chief Executive Officer.

The Chief Executive Officer’s recommendations to the Compensation Committee and the Compensation Committee’s determinations of the Chief Executive Officer’s and the other Named Executive Officers’ compensation are based on each Named Executive Officer’s performance against stated goals and objectives, which may include a number of specific factors such as:

•	key financial measurements such as revenue growth for specific products, operating profit, operating margins, and cash flow from operating activities;

•	strategic objectives such as product in-licensing, acquisitions and partnership opportunities within our franchises or in market segments similar to our current therapeutic markets;

•	promoting commercial excellence by developing new products or improving proprietary products, being a leading market player and increasing new and total prescriptions;

•	achieving specific operational goals for the company or particular business function led by a senior executive, including improved productivity, simplification and risk management;

•	achieving excellence in their organizational structure and among their employees; and

•	supporting the Company’s values by promoting a culture of integrity through compliance with law and our ethics policies.

In connection with the IPO, the Company retained the Hay Group, an independent global management consulting firm, to review the Company’s compensation programs for senior executives, to perform a market analysis with respect to 2006 compensation levels, the mix of cash and non-cash incentives, and the design of long-term equity incentives awarded to senior executives and to make recommendations for the Company’s compensation programs. The market analysis and recommendations of the Hay Group that were presented to the Compensation Committee in 2006 included senior executive officer compensation market survey data for purposes of reviewing 2006 market practices. While the Compensation Committee does not target compensation at any specified level, the recommendations of the Hay Group were among several factors considered in establishing the Company’s senior executive officer compensation programs at the time of the IPO.

The Compensation Committee may engage or seek the advice of compensation consultants from time to time as the need arises. The Compensation Committee did not engage compensation consultants in connection with the determination of the 2007 compensation of the Named Executive Officers.

Elements of Compensation

The Compensation Committee believes that the Company’s executive compensation practices must promote the creation of long-term shareholder value, reward performance and assist the Company in the retention of key employees. Based on these objectives, the Company employs both equity-based compensation mechanisms in the form of restricted Class A common share and option grants, and cash-based mechanisms in the form of base salaries and incentive-based cash bonuses. In determining the appropriate mix of cash and equity compensation for the Named Executive Officers, the Compensation Committee considers a number of factors including: the past performance and contribution of the Named Executive Officers, the desired future performance focus, the dilutive effects of equity-based compensation and the retentive value of cash- versus equity-based compensation. Equity incentive awards are granted to the Company’s Named Executive Officers under the Company’s 2005 Equity Incentive Plan, as amended on August 6, 2006 (the “Amended Plan”). The Amended Plan provides that awards may be granted to participants in, among others, the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine: (i) options, (ii) stock appreciation rights, (iii) share awards, (iv) share units and (v) dividend equivalent rights. In light of the significant equity compensation provided to the Key Executive Officers in connection with the Acquisition in January 2005 and the Company’s IPO in September 2006, the Key Executive Officers are not eligible for annual equity incentive awards under the Amended Plan until January 2009, and Ms. Hara was not eligible for annual equity incentive awards until January 2008. The Named Executive Officers received no equity incentive awards during the year ended December 31, 2007.

Consistent with the emphasis on direct compensation over indirect compensation, in 2007 the Company did not provide the Named Executive Officers with any perquisites or benefits not generally available to all employees of the Company except for company owned cars provided to the Key Executive Officers.

The Company has employment agreements with the Key Executive Officers, and a severance agreement with Ms. Hara. These arrangements, which were entered into in connection with the Acquisition, as well as the other key elements of and factors considered in determining 2007 compensation, are discussed below.

Base Salary

The employment agreements with the Key Executive Officers specify minimum base salaries ($800,000 for Mr. Boissonneault; $375,000 for Messrs. Herendeen and Bruno; and $391,000 for Mr. Reichel). The terms of Ms. Hara’s severance agreement do not provide for a minimum salary.

The Compensation Committee annually establishes principles for determining merit increases in base salary. Compensation decisions are made after the annual Performance Review Process or CEO Review, as applicable, for the Named Executive Officer is completed. The Performance Review Process yields a Performance Rating for each Named Executive Officer (other than Mr. Boissonneault). These Performance Ratings are used to determine merit based salary increases within pre-established ranges. With respect to 2007 performance, the potential 2008 merit base salary increases for the Named Executive Officers (other than Mr. Boissonneault) ranged from zero to 6% of 2007 base salary based on the Performance Rating. For the 2008 base salaries, the Compensation Committee approved an average base salary increase of 4.5% (the equivalent of a Performance Rating of “meets expectations high”) for the Named Executive Officers (other than Mr. Boissonneault). Mr. Boissonneault, whose base salary merit increase is set by the Compensation Committee, was awarded a 6.7% increase for 2008 based upon his performance against corporate goals and objectives during 2007.

The base salaries paid to the Named Executive Officers in 2007 are shown in the “Salary” column of the Summary Compensation Table.

Incentive Cash Bonuses

Annual incentive cash bonuses are a core component of the Company’s compensation program. Under the terms of the employment agreements, each Key Executive Officer has a minimum target annual incentive cash bonus expressed as a percentage of base salary (85% for Mr. Boissonneault and 50% for Messrs. Herendeen, Reichel and Bruno.) Ms. Hara is eligible to receive a target annual incentive cash bonus of 30% of her base salary, pursuant to targets approved by the Compensation Committee. In addition, the Compensation Committee annually establishes principles for determining performance-dependent multipliers to be applied to annual incentive cash bonus targets for the Named Executive Officers, except Mr. Boissonneault whose maximum opportunity is 100% of his base salary. With respect to 2007 performance, those multipliers ranged from zero to 150% of such executive officer’s target bonus based on his or her overall Performance Rating. With respect to 2007 performance, a Named Executive Officer (other than Mr. Boissonneault) that received a Performance Rating of “meets expectations” was awarded an incentive cash bonus in an amount equal to between 90% and 110% of such officer’s target bonus. With respect to 2007, the incentive cash bonus opportunities and actual incentive cash bonuses paid for the Named Executive Officers, expressed as a percentage of such officer’s 2007 base salary, were as follows:

	% of 2007 Base Salary
Named Executive Officer	Threshold	Target Bonus	Maximum Bonus	Actual Bonus
Roger M. Boissonneault	0%	85%	100%	100%
Paul Herendeen	0%	50%	75%	59%
W. Carl Reichel	0%	50%	75%	59%
Anthony D. Bruno	0%	50%	75%	59%
Izumi Hara	0%	30%	45%	36%

Each January, the Compensation Committee evaluates the performance of the Chief Executive Officer, reviews the Performance Ratings and recommendations of the Chief Executive Officer with regards to the other Named Executive Officers, and determines, at its discretion, the compensation of each of the Named Executive Officers. The incentive cash bonuses paid to the Named Executive Officers in 2008 with respect to 2007 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentives

Equity Grant Practices

The Compensation Committee believes that the use of equity incentives as a significant part of total compensation promotes the creation of long-term shareholder value, supports the Company’s compensation philosophy of rewarding performance and increases retention. In connection with the IPO, the Compensation Committee approved an annual long-term equity incentive program (the “Annual Equity Award Program”). Under the Annual Equity Award Program, the Compensation Committee acts each January to review and approve grants of restricted Class A common shares and/or stock options to purchase Class A common shares to full-time employees. The Key Executive Officers are not eligible to receive equity incentive grants under the Amended Plan until January 2009. In January of 2009, Mr. Boissonneault’s target grant will be 300% of his 2008 base salary. The target grant for Messrs. Herendeen, Reichel and Bruno in 2009 will be equal to 200% of their combined average 2008 base salary. Beginning in January of 2008, Ms. Hara became eligible to receive a target equity grant equal to 100% of the average 2007 base salary of all the Senior Vice Presidents of the Company.

In addition, the Compensation Committee annually reviews and establishes performance-based multipliers to be applied to the annual target equity grant for the Named Executive Officers, other than Mr. Boissonneault. Based upon current multipliers, the actual equity incentive award that will be granted to each Named Executive Officer (other than Mr. Boissonneault) may range from zero to 150% of such Named Executive Officer’s target equity grant based on the employee’s Performance Rating. Mr. Boissonneault’s multiplier, if any, will be determined by the Compensation Committee in January 2009 based on his CEO Review.

The equity incentive awards made to the Named Executive Officers may consist of restricted Class A common shares, options to purchase Class A common shares or a combination of both. Once the Compensation Committee establishes the dollar value of an officer’s award and the allocation between restricted Class A common shares and options to purchase Class A common shares, the Company uses the closing stock price of the Class A common shares on the NASDAQ Global Market on the grant date and the Black-Scholes value of the option to determine how may restricted Class A common shares and options, respectively, to grant. The exercise price of each option awarded is equal to the closing price of the Class A common shares on the date of grant. Newly hired or promoted senior executives, if any, who are eligible to receive equity awards are granted their award on the last business day of the quarter in which they are hired or promoted.

Equity Incentive Awards with respect to 2007 Performance

In January 2008, Ms. Hara became eligible to receive awards under the Annual Equity Award Program, and was granted 11,650 restricted Class A common shares and 15,290 options to purchase Class A common shares based on her 2007 performance. On the date of the grant, the fair value of the award was approximately $316,000. Ms. Hara received 65% of the value of the award in restricted Class A common shares and 35% of the value of the ward in options to purchase Class A common shares. Each of the awards granted to Ms. Hara in January 2008 vest ratably over four years. No other Named Executive Officer received equity compensation in January 2008. The equity awards granted to Ms. Hara in January 2008 are not reflected in the tables following this discussion as such tables address only equity compensation awards granted during 2007.

Acquisition and IPO Equity Compensation Awards

As a result of the Acquisition in January 2005 and the Company’s IPO in September 2006, the Named Executive Officers acquired significant equity interests in the Company. The following paragraphs summarize the material grants to, and equity purchased by, the Company’s Named Executive Officers prior to 2007 and may be helpful in understanding the Company’s 2007 compensation practices.

Purchased Shares

In connection with the Acquisition, the Named Executive Officers and certain other senior executives were required to use a portion of the proceeds each senior executive received from the purchase of the shares he or she held in the Predecessor to purchase Class A common shares and Class L common shares (the “Class L common shares”) of the Company, and purchase Preferred Shares of Warner Chilcott Holdings Company II, Limited (the “Preferred Shares”), in the same proportion and at the same prices paid by the Sponsors and certain institutional investors. Mr. Herendeen was given the opportunity to purchase the same mix of shares in the same proportion and at the same prices upon his employment subsequent to the completion of the Acquisition in 2005. In connection with the IPO, the Class L common shares of the Company and a portion of the Preferred Shares were converted into Class A common shares pursuant to the Company’s Bye-laws. All of the remaining Preferred Shares were redeemed for cash.

The following table shows the number of shares purchased by the Named Executive Officers in connection with the Acquisition on an “as converted” basis:

Named Executive Officer	Class A Common Shares
Roger M. Boissonneault	433,943
Paul Herendeen	67,701
W. Carl Reichel	100,087
Anthony D. Bruno	26,675
Izumi Hara	41,993

2005 Equity Awards

Strip share grants. In connection with the Acquisition, each of the Named Executive Officers (except Mr. Herendeen) and certain other senior executives were granted awards consisting of restricted Class A common shares, Class L common shares, and Preferred Shares (collectively, the “Strip Grant Shares”). The fair market value on the date of grant of each (i) Class A common share, was $1.00; (ii) Class L common share, was $74.52; and (iii) Preferred Share was $1,000.00. The Strip Grant Shares were awarded in the same proportion and at the same prices paid by the Sponsors and certain institutional investors. The Strip Grant Shares vested in accordance with their terms on January 18, 2006. In connection with the IPO, the Class L common shares and a portion of the Preferred Shares were converted into Class A common shares pursuant to the Company’s Bye-laws. All of the remaining Preferred Shares were redeemed for cash.

The following table shows the number of Strip Grant Shares granted to the Named Executive Officers in connection with the Acquisition on an “as converted” basis:

Named Executive Officer	Class A Common Shares
Roger M. Boissonneault	263,258
Paul Herendeen	—
W. Carl Reichel	117,808
Anthony D. Bruno	117,808
Izumi Hara	25,707

Option grants

In connection with the Acquisition, each of the Key Executive Officers was awarded options to purchase 479,430 Class A common shares at an exercise price of $22.98. As described under “IPO Awards,” Ms. Hara received a separate option grant in connection with the IPO. The options vest ratably over a four year period and have a ten year term.

Restricted share grants. In connection with the Acquisition, each of the Named Executive Officers and certain other senior executives were granted restricted Class A common shares (the “Restricted A Shares”) subject to three different types of vesting as follows:

•

Time Vesting Shares: One-third of the Restricted A Shares granted to the Named Executive Officers, which we refer to as the “Time Vesting Shares,” vest in four equal installments. The Time Vesting Shares granted to Messrs. Boissonneault, Bruno and Reichel and Ms. Hara vest on each of the first four anniversaries of January 18, 2005. The Time Vesting Shares granted to Mr. Herendeen vest on each of the first four anniversaries of April 1, 2005.

•

Performance Based Shares: One-third of the Restricted A Shares granted to the Named Executive Officers, which we refer to as the “Performance Based Shares,” vest in four equal installments upon the satisfaction of specified annual operating profit targets based on the consolidated EBITDA (as defined in the award agreements) of the Company and its subsidiaries (the “Performance Based Shares”). Pursuant to the terms of the share award agreements, on March 1, 2007, the Board of Directors approved the vesting of 25% of the Performance Based Shares, despite the fact that the Company’s consolidated EBITDA (as defined in the share award agreements) for the fiscal year ending December 31, 2006 did not meet the vesting requirement set forth in the share award agreements due to the impact of certain one-time non-recurring charges. In this case, the Board of Directors determined, based upon (i) the performance of the Company and the Named Executive Officers since the Acquisition and (ii) the fact that it was the incurrence by the Company of certain one-time non-recurring charges that resulted in the Company not meeting the vesting requirement, that it was appropriate to vest the 25% portion of the Performance Share grant.

•

Return on Capital Shares: One-third of the Restricted A Shares granted to the Named Executive Officers, which we refer to as the “Return on Capital Shares,” vested at the time of the IPO. The Return on Capital Shares were originally scheduled to vest in three equal installments based on the occurrence of certain performance conditions, which would be met if the Sponsors achieved specified investment returns. Prior to the IPO, the Compensation Committee determined that the long-term focus of the Company and its senior executives should be to increase shareholder value for all investors, including the new public shareholders, and that it was probable that all of the performance conditions required for the full vesting of the Return on Capital Shares would be satisfied within seven years of the grant date. Based on these considerations, on August 18, 2006, the Compensation Committee amended the terms of the Return on Capital Shares to provide for the full vesting of such shares at the time of the IPO.

The total number of Restricted A Shares granted to the Named Executive Officers were as follows: for Mr. Boissonneault, 1,534,177; for Messrs. Herendeen, Reichel, and Bruno, 686,544; and for Ms. Hara, 149,822.

IPO Awards

In connection with the IPO in 2006, the Compensation Committee approved the grant of options to purchase Class A common shares or a combination of restricted Class A common shares and options to all full-time employees (except the Key Executive Officers), covering, in the aggregate, 1,401,804 Class A common shares. The value of Class A common shares subject to each award was calculated as a percentage of the average annual base salary for all employees within the award recipient’s salary band. IPO grants were based on 125% of the annual long-term equity incentive compensation award targets approved by the Compensation Committee, to reflect the 15-month period prior to the next annual grant in 2008. These awards were subject to adjustment based on the recipient’s Performance Rating. The awards vest ratably over four years. Ms. Hara received options to purchase 16,500 Class A common shares at an exercise price of $15.00 per share and 15,300 restricted Class A common shares.

In addition to the 2006 IPO option grants, the Compensation Committee also approved grants in an aggregate amount equal to 892,638 Class A common shares to the Key Executive Officers. Mr. Boissonneault received 357,057 unrestricted Class A common shares and each of Messrs. Bruno, Reichel and Herendeen received 178,527 unrestricted Class A common shares. The Company repurchased a portion of these shares in order to satisfy each individual’s resulting tax liability.

Other Benefits

401(k) Savings Plan

All employees, including the Named Executive Officers, are eligible to participate in the Company’s tax-qualified 401(k) Savings Plan. In accordance with the terms of the Company’s 401(k) Savings Plan and subject to certain limitations imposed by the Internal Revenue Service (“IRS”), the Company matches, in cash, 75% of amounts contributed to that Plan by each Plan participant, up to 6% of such participant’s base salary. The matching contributions paid in 2007 are included in the “All Other Compensation” column of the Summary Compensation Table.

Perquisites

The only perquisite provided exclusively to the Named Executive Officers in the year ended December 31, 2007 were the company automobiles provided to the Key Executive Officers.

Employment and Severance Agreements

As discussed earlier, the Key Executive Officers have employment agreements that specify minimum base salaries, and annual incentive opportunities, and Ms. Hara has a severance agreement. These agreements were adopted and approved by the Sponsors at the time of the Acquisition and provide for certain payments in the event of a termination of employment by the Company without cause or by reason of death or disability, or a termination by the executive officer for good reason, or a termination by the Company without cause or by the executive officer for good reason following a change of control. The agreements also contain substantial restrictive covenants. In addition, the equity award agreements that govern stock options and restricted share grants contain provisions regarding forfeiture or acceleration of the grants and certain Company repurchase rights of restricted shares upon a termination of employment or a change of control. These provisions are described and quantified under the heading “Potential Payments upon Termination of Employment or Change in Control” in this Proxy Statement. The Company believes these arrangements benefit the Company by clarifying the terms of employment and ensuring that the Company is protected by noncompete, nonsolicitation, and nondisclosure provisions. Where a change of control is a possibility, they also serve to minimize the distraction that can be caused by a potential transaction and reduce the risk that critical executive officers will leave the organization before a transaction closes.

Material Tax and Accounting Considerations

In designing its compensation programs, the Compensation Committee takes into consideration the potential tax and accounting effect that each element will or may have on the Company, the executive officers, the other employees as a group and the Company’s shareholders. The Company aims to keep the expense related to its compensation programs as a whole within certain affordability levels. The number and class of shares available under the Amended Plan and/or subject to outstanding equity awards may also be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in the Company’s capitalization.

The Company has adopted the provisions of SFAS No. 123R. All share-based payments to employees, including grants of employee options and restricted shares are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their vesting periods. For a description of assumptions used in calculating annual recognition of share based compensation, see “Note 12” to the Notes to Consolidated Financial Statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2008.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the three other most highly compensated executive officers (other than the CFO), unless such amount qualifies as “performance-based compensation” pursuant to certain specified requirements. As a newly public company, we are eligible for special transition relief and the compensation that we provide is therefore not yet subject to the Section 162(m) rules. To the extent that any future compensation is subject to Section 162(m), the Company expects that future payments to each of our executive officers will generally comply with the rules of Section 162(m). However, maintaining tax deductibility will not be the sole consideration taken into account by the Compensation Committee in determining what compensation arrangements are in the best interests of the Company and its shareholders.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted by the Compensation Committee,

Stephen P. Murray, Chairman

Todd M. Abbrecht

David F. Burgstahler

John P. Connaughton

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2006 and 2007, information regarding the compensation of the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Roger M. Boissonneault Chief Executive Officer and President	2007 2006	900,000 850,000	— —	155,461 6,219,147	714 1,584	900,000 850,000	— —	34,514 28,250	1,990,689 7,948,981

Paul Herendeen Executive Vice President and Chief Financial Officer	2007 2006	400,692 383,438	—	81,011 3,009,241	832 1,584	236,408 230,063	—	25,578 26,750	744,521 3,651,076

W. Carl Reichel President, Pharmaceuticals	2007 2006	431,516 409,020	—	69,569 3,064,229	714 1,584	254,594 255,637	—	23,585 24,000	779,978 3,754,470

Anthony D. Bruno Executive Vice President, Corporate Development	2007 2006	413,428 391,875	—	69,569 3,064,229	714 1,584	243,923 244,922	—	27,828 26,250	755,462 3,728,860

Izumi Hara Senior Vice President, General Counsel and Corporate Secretary	2007 2006	300,307 287,375	—	118,836 114,816	59,767 17,022	108,111 103,455	—	10,125 11,250	597,146 533,918

(1)	Amounts shown are the compensation costs recognized by the Company for financial statement reporting purposes for the fiscal years presented, in accordance with FAS 123R, in respect of Restricted A Shares, other Class A common share awards and option awards, as applicable. They include compensation costs from awards granted in 2005 and 2006 and do not reflect compensation actually received by the Named Executive Officers. Assumptions used in the calculation of these amounts are included in “Note 12” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2007, included in the Company’s Annual Report filed with the SEC on February 29, 2008.

(2)	Reflects (i) for 2006, annual cash incentive bonuses earned with respect to 2006 performance and paid in 2007 and (ii) for 2007, annual cash incentive bonuses earned with respect to 2007 performance and paid in 2008, as more fully described under “Compensation Discussion and Analysis” and the “Grants of Plan-Based Award Table.”

(3)	The Company does not maintain any defined benefit or nonqualified deferred compensation plans.

(4)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2007:

Name	Year	Contributions under 401(k) Plan(i) ($)	Personal use of Company automobile(ii) ($)
Roger M. Boissonneault	2007	10,125	24,389
Paul Herendeen	2007	10,125	15,453
W. Carl Reichel	2007	10,125	13,460
Anthony D. Bruno	2007	10,125	17,703
Izumi Hara	2007	10,125	—

(i)	Represents the annual contribution of the Company under the terms of its 401(k) Savings Plan. Under the terms of the 401(k) Savings Plan, the Company will match up to 75% of the first 6% of salary compensation contributed by each employee, subject to IRS limitations.

(ii)	Represents the incremental cost to the Company attributable to the personal use by the Key Executive Officers of Company automobiles.

Grants of Plan-Based Awards Table

The following table sets forth information concerning the Named Executive Officers’ 2007 annual incentive award opportunities. No equity grants were made in 2007.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Committee Approval Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Roger M. Boissonneault	—	—	0	765,000	900,000	—	—	—	—	—	—	—
Paul Herendeen	—	—	0	200,346	300,519	—	—	—	—	—	—	—
W. Carl Reichel	—	—	0	215,758	323,637	—	—	—	—	—	—	—
Anthony D. Bruno	—	—	0	206,714	310,071	—	—	—	—	—	—	—
Izumi Hara	—	—	0	90,092	135,138	—	—	—	—	—	—	—

(1)	Represents the range of potential incentive cash bonus awards payable to the Named Executive Officers based on 2007 performance. See the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” for the annual cash incentive bonuses earned by the Named Executive Officers in 2007 and paid in 2008.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning unexercised options and restricted Class A common shares for each of the Named Executive Officers outstanding as of December 31, 2007. The market value of the shares is based on the closing market price of the Class A common shares on December 31, 2007 ($17.73).

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger M. Boissonneault	239,715	(1)	239,715	(1)	—	22.98	1/18/2015	255,697	(4)	4,533,508	255,696	(7)	4,533,490
Paul Herendeen	239,715	(2)	239,715	(2)	—	22.98	4/1/2015	114,424	(5)	2,028,738	114,424	(8)	2,028,738
W. Carl Reichel	239,715	(1)	239,715	(1)	—	22.98	1/18/2015	114,424	(4)	2,028,738	114,424	(7)	2,028,738
Anthony D. Bruno	239,715	(1)	239,715	(1)	—	22.98	1/18/2015	114,424	(4)	2,028,738	114,424	(7)	2,028,738
Izumi Hara	4,125	(3)	12,375	(3)	—	15.00	9/20/2016	24,971	(4)	442,736	24,971	(7)	442,736
								11,475	(6)	203,452

(1)	These options were granted on March 28, 2005 and vest in four equal installments on January 18th of the following four years.

(2)	These options were granted on April 1, 2005 and vest in four equal installments on April 1st of the following four years.

(3)	These options were granted on September 21, 2006 and vest in four equal installments on September 21st of the following four years.

(4)	These Time Vesting Shares were granted on March 28, 2005 and vest in four equal installments on January 18th of the following four years.

(5)	These Time Vesting Shares were granted on April 1, 2005 and vest in four equal installments on April 1st of each of the following four years.

(6)	These restricted Class A common shares were granted on September 21, 2006 and vest in four equal installments on September 20th of each of the following four years.

(7)	These Performance Based Shares were granted on March 28, 2005 and are scheduled to vest in four installments upon the achievement of certain operating profit goals discussed under “Compensation Discussion and Analysis.”

(8)	These Performance Based Shares were granted on April 1, 2005 and vest in four installments upon the achievement of certain operating profit goals discussed under “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested Table

The following table sets forth the number and value of Class A common shares that vested during 2007. The Named Executive Officers did not exercise any options during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Roger M. Boissonneault	—	—	127,848	(1)	1,814,163	(1)
			127,848	(2)	1,885,758	(2)

Paul Herendeen	—	—	57,212	(1)	847,310	(1)
			57,212	(2)	843,877	(2)

W. Carl Reichel	—	—	57,212	(1)	811,838	(1)
			57,212	(2)	843,877	(2)

Anthony D. Bruno	—	—	57,212	(1)	811,838	(1)
			57,212	(2)	843,877	(2)

Izumi Hara	—	—	12,485	(1)	177,162	(1)
			12,485	(2)	184,154	(2)
			3,825	(3)	68,162	(3)

(1)	Represents Time Vesting Shares that vested on January 18, 2007 (except for Mr. Herendeen whose shares vested on April 1, 2007). The value realized by each Named Executive Officer was calculated by multiplying the number of shares vesting by the closing market price of the Class A common shares on January 18, 2007 ($14.19) or April 1, 2007 ($14.81), as applicable.

(2)	Represents Performance Based Shares that vested on March 1, 2007. The value realized by each Named Executive Officer was calculated by multiplying the number of shares vesting by the closing market price of the Class A common shares on March 1, 2007 ($14.75).

(3)	Represents the Class A common shares awarded to Ms. Hara in connection with the IPO that vested on September 21, 2007. The value realized by Ms. Hara was calculated by multiplying the number of shares vesting by the closing market price of the Class A common shares on September 21, 2007 ($17.82).

Pension Benefits

The Company does not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

The Company does not maintain any nonqualified defined contribution or deferred contribution plans.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders:
2005 Amended and Restated Equity Incentive Plan(1)	3,073,763	$20.05	5,080,321
Equity Compensation Plans Not Approved by Security Holders	—	—	—

(1)	For a description of certain provisions of the Amended Plan, please refer to “Note 12” to the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2007, included in the Company’s Annual Report filed with the SEC on February 29, 2008.

Potential Payments and Benefits upon a Termination of Employment or a Change of Control

Accrued Compensation and Benefits

As of December 31, 2007, upon any termination of employment, each Named Executive Officer will receive earned but unpaid salary, his or her balance under the Company’s 401(k) Plan, his or her vested equity awards as set forth in the Outstanding Equity Awards at Fiscal Year-End Table, and any other accrued benefits under our benefit plans.

Additional Termination Benefits

Death. In the case of death, under the employment agreements with the Key Executive Officers, and the severance agreement with Ms. Hara, each Named Executive Officer’s spouse and dependents, other than Mr. Boissonneault’s, will be entitled to a payment equal to one times the base salary in effect at the time of death. In addition, each Named Executive Officer’s spouse and dependents will be entitled to continued health and welfare benefits for a 12 month period.

Under each Named Executive Officer’s equity award agreement, in the event of death prior to a vesting date, between zero and 75% (depending on the date of termination) of his or her non-vested outstanding options and restricted Class A common shares (other than Performance Vesting Shares) that were scheduled to vest on such vesting date will vest. Each Named Executive Officer’s spouse or dependents will then have one year to exercise such vested options. All unvested Class A common shares (other than Restricted A Shares) and all unvested options will be forfeited. Under the Management Shareholders Agreement, the Company has the right to repurchase any unvested Restricted A Shares for the lesser of one dollar and the fair market value. If the Company elects not to exercise this repurchase right, any unvested Restricted A Shares will immediately vest.

Disability; Termination without Cause or for Good Reason. In the case of a termination of employment by reason of disability, by the Company without cause or by any Key Executive Officer for good reason, under the employment agreements with the Key Executive Officers, each Key Executive Officer will be entitled to a payment equal to two times the sum of the base salary in effect at the time of termination and the cash bonus paid for the immediately preceding calendar year to such officer. Payment will be made over the 24-month period following termination. Mr. Boissonneault will also be entitled to certain continued health and welfare benefits for a period of 12 months following termination. Under the severance agreement with Ms. Hara, she will be entitled to a payment equal to one times her base salary in effect at the time of termination payable over the 12-month period following termination, and certain continued health and welfare benefits for a period of 12 months following termination.

Under each Named Executive Officer’s equity award agreement, in the event of a termination of employment by reason of disability, by the Company without cause or by the officer for good reason, prior to a vesting date, between zero and 75% (depending on the date of termination) of his or her non-vested outstanding options and restricted Class A common shares (other than Performance Vesting Shares) that were scheduled to vest on such vesting date will vest. Each Named Executive Officer will then have 60 business days (or one year in the case of disability) to exercise such vested options. All unvested Class A common shares (other than Restricted A Shares) and all unvested options will be forfeited. Under the Management Shareholders Agreement, the Company has the right to repurchase any unvested Restricted A Shares for the lesser of one dollar and fair market value. If the Company elects not to exercise this repurchase right, any unvested Restricted A Shares will immediately vest.

For Cause Termination. None of the Named Executive Officers are entitled to any additional payments or benefits in the event we terminate his or her employment for cause. Under the Management Shareholders Agreement, the Company has the right to repurchase any unvested Restricted A Shares for the lesser of one dollar and fair market value. If the Company elects not to exercise this repurchase right, any unvested Restricted A Shares will immediately vest.

Voluntary Termination. None of the Named Executive Officers is entitled to any additional payments or benefits in the event of a voluntary termination or a retirement (except as described with respect to a termination for good reason). Under the Management Shareholders Agreement, the Company has the right to repurchase any unvested Restricted A Shares for the lesser of one dollar and fair market value. If the Company elects not to exercise this repurchase right, any unvested Restricted A Shares will immediately vest.

Termination without Cause or for Good Reason following a Change of Control. In the case of a termination without cause or for good reason in connection with, or during the two year period following, a change of control, under the employment agreements with the Key Executive Officers, each Key Executive Officer will be entitled to the same payment benefits as described under “Disability; Termination without Cause or for Good Reason” above, except that, the payments will be made in a lump sum within 10 days of such Key Executive Officer’s last day of employment. Under the severance agreement with Ms. Hara, if her employment is terminated without cause or for good reason during the 12-month period following a change of control, she will be entitled to (i) continue to receive her then current base salary for a period of 18 months following such termination, plus (ii) an amount equal to one and a half times the cash bonus she was paid for the calendar year immediately preceding the year in which she was terminated, which will be payable over an 18-month period, plus (iii) continued health and welfare benefits for 18 months. If any payment received by a Named Executive Officer in connection with a change of control is subject to an excise tax, the Company will provide the officer with a related tax gross-up payment.

Upon a change of control, irrespective of whether or not there is also a termination of employment, each Named Executive Officer’s unvested options and restricted Class A common stock awards will vest, provided that such options will only vest if the fair market value of the underlying Class A common shares exceeds the exercise price of the awards.

Restrictive Covenants

The employment agreements with each of the Key Executive Officers contain covenants not to compete, or solicit customers or employees for (i) 24 months if such officer’s employment is terminated due to disability, by the Company without cause or by such officer for good reason; (ii) 6 months if such officer resigns without good reason or retires (which increases to 12 months if the Company elects to pay such officer an amount equal to one times base salary, plus the bonus in the year immediately preceding the termination); and (iii) 6 months in the case of termination for cause. The severance agreement with Ms. Hara contains similar covenants, which are applicable for (i) 12 months if her employment is terminated due to disability, by the Company without cause or by Ms. Hara for good reason; (ii) 6 months if Ms. Hara resigns without good reason or retires (which increases to 12 months if the Company elects to pay Ms. Hara an amount equal to one times base salary, plus the bonus in the year immediately preceding the termination); and (iii) 6 months in the case of termination for cause.

Definitions

The agreements define “cause” to mean (i) the officer’s conviction of any felony (other than a violation of a motor vehicle or moving violation law) or conviction of a misdemeanor if such misdemeanor involves moral turpitude; or (ii) the officer’s voluntary engagement in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of funds in the course of the officer’s employment; or (iii) the willful refusal (following written notice) to carry out specific directions of the Board; or (iv) commission of any act of gross negligence or intentional misconduct in the performance or non-performance of the officer’s duties as an employee; or (v) any material breach of any material provision of such officer’s agreement.

The agreements define “good reason” to mean (i) the assignment, subject to certain exceptions, to the officer of duties materially inconsistent with his or her position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) any failure, subject to certain exceptions, by the Company to pay base salary, bonus or other compensation to which the officer is contractually entitled; (iii) requiring the officer to relocate to another office or location; (iv) any termination by the Company of the officer’s employment other than for cause or as a result of such officer’s disability or death; or (v) any failure to obtain an express assumption of such officer’s employment or severance agreement by a successor.

Estimate of Incremental Potential Payments

The following tables set forth estimates of the payments and benefits each Named Executive Officers would receive from the Company upon a termination of employment on December 31, 2007. The price of the Company’s stock on such date was $17.73 per share. The amounts shown in respect of equity awards following a change in control would be payable whether or not the executive officer’s employment were terminated. In accordance with SEC rules, the potential payments were determined under the terms of the Company’s plans and arrangements as in effect on December 31, 2007. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a Named Executive Officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event. The footnotes referenced in each table are presented after the last table.

Roger M. Boissonneault—Chief Executive Officer, President & Director

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	—	3,500,000	—	—	3,500,000	3,500,000
Time Vesting Shares(2)	1,859,870	1,859,870	255,697	255,697	1,859,870	4,533,508
Performance Based Shares(2)	255,696	255,696	255,696	255,696	255,696	4,533,490
Options(3)	—	—	—	—	—	—
Welfare Benefit Continuation(4)	2,364	2,854	—	—	4,455	4,455
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$2,117,930	$5,618,420	$511,393	$511,393	$5,620,021	$12,571,453

Paul Herendeen—Executive Vice President & Chief Financial Officer

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	400,692	1,261,510	—	—	1,261,510	1,261,510
Time Vesting Shares(2)	593,002	593,002	114,424	114,424	593,002	2,028,738
Performance Based Shares(2)	114,424	114,424	114,424	114,424	114,424	2,028,738
Options(3)	—	—	—	—	—	—
Welfare Benefit Continuation(4)	2,364	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,110,482	$1,968,936	$228,848	$228,848	$1,968,936	$5,318,986

W. Carl Reichel—President, Pharmaceuticals

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	431,516	1,374,306	—	—	1,374,306	1,374,306
Time Vesting Shares(2)	832,292	832,292	114,424	114,424	832,292	2,028,738
Performance Based Shares(2)	114,424	114,424	114,424	114,424	114,424	2,028,738
Options(3)	—	—	—	—	—	—
Welfare Benefit Continuation(4)	2,364	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,380,596	$2,321,022	$228,848	$228,848	$2,321,022	$5,431,782

Anthony D. Bruno—Executive Vice President, Corporate Development

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	413,428	1,316,700	—	—	1,316,700	1,316,700
Time Vesting Shares(2)	832,292	832,292	114,424	114,424	832,292	2,028,738
Performance Based Shares(2)	114,424	114,424	114,424	114,424	114,424	2,028,738
Options(3)	—	—	—	—	—	—
Welfare Benefit Continuation(4)	2,364	—	—	—	—	—
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$1,362,508	$2,263,416	$228,848	$228,848	$2,263,416	$5,374,176

Izumi Hara—Senior Vice President, General Counsel & Corporate Secretary

	Death ($)	Disability ($)	For Cause ($)	Voluntary Termination ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason after Change of Control ($)
Cash Payments(1)	300,307	300,307	—	—	300,307	605,644
Time Vesting Shares(2)	181,627	181,627	24,971	24,971	181,627	442,736
Performance Based Shares(2)	24,971	24,971	24,971	24,971	24,971	442,736
Restricted Class A common shares(6)	16,954	16,954	—	—	16,954	203,452
Options(3)	2,815	2,815	—	—	2,815	33,784
Welfare Benefit Continuation(4)	2,364	2,854	—	—	4,455	4,455
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a	n/a	—

Total Value of Incremental Benefits	$529,038	$529,528	$49,942	$49,942	$531,129	$1,732,807

(1)	Does not include optional payments to extend the non-competition and non-solicitation period in the event of a voluntary termination.

(2)

Amounts shown under the columns entitled “Death,” “Disability” and “Termination without Cause or for Good Reason” include (i) the fair market value ($17.73) of unvested restricted Class A common shares that would vest following such termination, plus (ii) the number of resulting unvested Time Vesting Shares or Performance Based Shares, as applicable, times $1.00. Amounts shown under the columns entitled “For Cause” and “Voluntary Termination” include the amount of unvested Time Vesting Shares or Performance Based Shares, as applicable, resulting from such termination times $1.00. Amounts shown under the column entitled “Termination without Cause or for Good Reason after Change of Control” include the number of unvested Time Vesting Shares or Performance Based Shares that would vest at the time of such termination, times the fair market value ($17.73). These calculations assume the Company would exercise its right to repurchase unvested Time Vesting Shares and Performance Based Shares at $1.00 in the case of any termination not in connection with a change of control.

(3)	As of December 31, 2007, all options held by Messrs. Boissonneault, Reichel, Bruno and Herendeen were out-of-the-money. As of December 31, 2007, Ms. Hara held 12,375 unvested options with an exercise price of $15.00. In the event of the termination of Ms. Hara’s employment as of December 31, 2007 as a result of death, disability, termination without cause or termination for good reason, 1,031 of such options would vest. In the event of the termination of Ms. Hara’s employment as of December 31, 2007 without cause or for good reason following a change of control, all of Ms. Hara’s 12,375 options would vest.

(4)	Represents the estimated cost to the Company of continuing health and welfare benefits.

(5)	This calculation has been performed only for proxy disclosure purposes. Payments in the event of an actual change of control may differ based on factors such as the transaction price, the timing of employment termination and payments, the methodology for valuing options, changes in compensation, and reasonable compensation analyses. The Company did not attribute any value to non-competition covenants or take the position that any part of the value of the performance contingent restricted shares was reasonable compensation for services prior to the change of control. Based on these assumptions, none of the Named Executive Officers would be entitled to a gross-up payment for the period presented.

(6)	Amounts shown under the columns entitled “Death,” “Disability” and “Termination without Cause or for Good Reason” include the number of unvested restricted Class A common shares that would vest following such termination, times the fair market value ($17.73). All unvested restricted Class A common shares not vesting as a result of such termination would be forfeited. Amounts shown under the column entitled “Termination without Cause or for Good Reason after Change of Control” include the number of unvested restricted Class A common shares that would vest at the time of such termination, times the fair market value ($17.73).

RELATED PERSON TRANSACTIONS

Transactions between the Company and the Sponsors and their Affiliates

On January 18, 2005, the Company, Warner Chilcott Holdings Company II, Limited and Warner Chilcott Holdings Company III, Limited, and certain of their respective shareholders (“Shareholders”), including the Sponsors, entered into a shareholders agreement (“Shareholders Agreement”) which was subsequently amended and restated on March 31, 2005. The Shareholders Agreement includes customary terms regarding the election of members of our boards of directors, matters requiring the consent of a specified majority of Shareholders, share transfer restrictions, rights of first offer, tag-along rights, drag-along rights and certain preemptive rights.

The Shareholders Agreement also provides for (i) customary demand registration rights following the six-month anniversary of the Company’s IPO, which require the Company to effect registration of the Registrable Securities (as defined in the Shareholders Agreement) upon written request from Sponsors holding more than 10% of the then outstanding Registrable Securities, (ii) customary piggy-back registration rights and (iii) shelf demand registration rights at any time after the 12-month anniversary of the Company’s IPO when the Company became eligible to use a registration statement on Form S-3. As of March 31, 2008, the Company has not received any such request by a Sponsor holding 10% or more of the Registrable Securities.

In addition, under the Shareholders’ Agreement, each of the Company, Warner Chilcott Holdings Company II, Limited and Warner Chilcott Holdings Company III, Limited agreed to indemnify the Shareholders with respect to the Shareholders Agreement, including with respect to registrations made pursuant to the above-mentioned registration rights, and transactions to which any of the Warner Chilcott entities is a party or any other circumstances with respect to any of the Warner Chilcott entities, or the operations of or services provided by any of the Shareholders to any of the Warner Chilcott entities from time to time.

The Shareholders Agreement terminated upon the occurrence of the Company’s IPO in September of 2006, except with respect to registration rights, certain share transfer restrictions, indemnification and certain other provisions.

Transactions with Management

The Company, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, the Sponsors and all of the Named Executive officers are parties to a management shareholders agreement dated as of March 28, 2005. The agreement, which has terms substantially similar to the Sponsor Shareholders Agreement (i) includes restrictions on the transfer of the shares of the Company and Warner Chilcott Holdings Company II, Limited held by the Named Executive Officers and their permitted transferees, and (ii) grants various rights to the Named Executive Officers, including tag-along rights, drag-along rights, preemptive rights and piggyback registration rights. The tag-along rights, drag-along rights and preemptive rights terminated upon the Company’s IPO in September of 2006.

In addition, the agreement includes provisions regarding the Company’s rights to repurchase shares of the Named Executive Officers (whether held by the executive or his or her permitted transferees) if the Named Executive Officer’s employment terminates.

Transactions with Others

Roger Boissonneault’s daughter, Amber Boissonneault, is employed with the Company as a district manager. Ms. Boissonneault received aggregate compensation, inclusive of her base salary, bonus and Company contribution under the Company’s 401(k) Savings Plan, of $158,817 for her employment in the year ended December 31, 2007.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee currently consists of Mr. Bloem, Mr. Burgstahler and Mr. King. Mr. Bloem is the chairman of the Audit Committee. The Audit Committee has the responsibility and authority described in the Company’s Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.warnerchilcott.com under “Investor Relations” and “Corporate Governance.” The Board of Directors has determined that each of the members of the Audit Committee meets the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and that Mr. Bloem qualifies as an audit committee “financial expert” under the rules of the SEC. In addition, the Board of Directors has determined that each member of the Audit Committee, except for Mr. King, meets the criteria for independence established by NASDAQ. As discussed more fully above under “Board of Directors and Governance—Independence,” on March 14, 2008, the Board of Directors determined that the death of Mr. Andress, a member of the Audit Committee, constituted exceptional and limited circumstances, and appointed Mr. King to the Audit Committee, as permitted under the NASDAQ rules. As of May 18, 2008, Mr. King will satisfy the criteria for independence established by NASDAQ.

The Audit Committee has: (i) reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 with management and the Company’s independent registered public accounting firm; (ii) discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC and the Board of Directors approved such inclusion.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the selection, subject to shareholder approval, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

Respectfully submitted by the Audit Committee,

James H. Bloem, Chairman

David F. Burgstahler

John A. King, Ph.D

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, to serve as independent auditors for the year ending December 31, 2008. PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Acquisition on January 5, 2005.

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees paid to PricewaterhouseCoopers LLP for audit services rendered in connection with the Company’s consolidated financial statements, and reports for the year ended December 31, 2007 and the year ended December 31, 2006, and for other services rendered during the year ended December 31, 2007 and December 31, 2006 on behalf of the Company and its subsidiaries:

	Year Ended December 31, 2007	Year Ended December 31, 2006
Audit Fees	$1,990,000	$1,532,841
Audit-Related Fees	357,000	1,458,798
Tax Fees	131,000	73,294
All Other Fees	—	—

Total Fees	$2,478,000	$3,064,933

Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to international tax compliance and assistance with domestic and international tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting.

Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate pre-approval authority to one or more Audit Committee members. If so delegated, such Audit Committee member must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on June 9, 2006, the date of the first filing of our registration statement relating to our IPO. Our indirect, wholly-owned subsidiary, Warner Chilcott Corporation, became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on July 19, 2005, the date of the filing of its registration statement relating to the exchange offer to exchange outstanding unregistered notes for freely tradeable exchange notes that were registered under the Securities Act of 1933, as amended. Subsequent to Warner Chilcott Corporation becoming subject to the pre-approval provisions, all of the fees paid in 2006 in the above table were approved by the Audit Committee in conformity with its pre-approval process or pursuant to the SEC’s waiver of pre-approval provisions.

Other

In connection with the audits for the period ending December 31, 2007, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to refer to such disagreement in connection with their report.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and beneficial owners of more than 10% of the Company’s common shares (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of common shares of the Company. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2007, the Company believes that all required persons complied with all Section 16(a) filing requirements, except for the failure by James Bloem and James Andress to timely report on Form 4 equity compensation of 1,781 and 1,676 options to purchase Class A common shares, respectively, which were granted, in each case, on May 24, 2007.

SHAREHOLDERS’ PROPOSALS

The Company’s Bye-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement or shareholder recommendations for nominees, to be brought before an annual meeting of shareholders. In accordance with our Bye-laws, in order to be properly brought before the 2009 Annual Meeting of Shareholders, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to Warner Chilcott Limited, Channel House, Suite 3-105, Longfield Road, Southside, St. David’s, Bermuda, Attention: Corporate Secretary, not less than 120 days nor more than 150 days prior to the anniversary date on which the Company first mailed its proxy materials for the 2008 Annual Meeting of Shareholders and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. The Company’s Bye-laws require that shareholder recommendations for nominees to the Board must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing a willingness to serve as a Director, if elected. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in the Company’s 2009 proxy statement. Therefore, to be presented at the Company’s 2009 Annual Meeting of Shareholders, such a proposal or nomination must be received by the Company on or after November 6, 2008 but no later than December 6, 2008.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by the Company, and in addition to directly soliciting shareholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such brokers, dealers, banks, trustees or other nominees for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail or telephone following the original solicitation. The Company may also, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.

HOUSEHOLDING

Our Annual Report, including our audited financial statements for the year ended December 31, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who contacts the Company at (973) 442-3200 or sends a written request to Warner Chilcott Limited, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Warner Chilcott Limited, c/o Warner Chilcott Corporation, 100 Enterprise Drive, Rockaway, New Jersey 07866, Attention: Investor Relations.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you are a holder of record who plans to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference in this Proxy Statement. Statements contained in this Proxy Statement as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit to the Annual Report, reference is made to the copy of such contract or other document filed as an exhibit to the Annual Report, each statement being qualified in all respects by such reference. A copy of the Annual Report, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. We also maintain an Internet site at www.warnerchilcott.com. We make available on our internet website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as practicable after we electronically file such reports with the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.

UPON WRITTEN REQUEST TO WARNER CHILCOTT LIMITED, C/O WARNER CHILCOTT CORPORATION, 100 ENTERPRISE DRIVE, ROCKAWAY, NEW JERSEY 07866, ATTN: INVESTOR RELATIONS, THE COMPANY WILL MAIL WITHOUT CHARGE A COPY OF THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT http://ww3.ics.adp.com/streetlink/WCRX.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be held on May 8, 2008

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, the Company has chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this proxy statement online, we are also mailing a full set of our proxy materials to the Company’s shareholders. The proxy materials, including this Proxy Statement, are available at http://ww3.ics.adp.com/streetlink/WCRX.

BY ORDER OF THE BOARD OF DIRECTORS

Izumi Hara

Senior Vice President, General Counsel and Corporate Secretary

Dated: April 8, 2008

St. David’s, Bermuda

VOTE BY INTERNET

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Warner Chilcott Limited, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WARNC1 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WARNER CHILCOTT LIMITED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES SET FORTH IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
		☐	☐	☐
Vote on Directors
1.	Election of Directors:
NOMINEES:
01) Todd M. Abbrecht 02) David F. Burgstahler 03) Stephen G. Pagliuca
Vote to approve the appointment of PricewaterhouseCoopers LLP						For	Against	Abstain
2.

To approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008 and to authorize the Board of Directors to determine the auditors’ remuneration.

						☐	☐	☐
Vote on Other Matters
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” the election of all of the Director nominees listed in Proposal 1 and “FOR” Proposal 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the space provided on the back where indicated. Please note that changes to the registered names on the account may not be submitted via this method.

☐
Please indicate if you plan to attend the Annual Meeting.		☐	☐
		Yes	No
Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

WARNER CHILCOTT LIMITED

May 8, 2008

Please date, sign and mail this proxy card in the

postage-paid return-addressed envelope provided as soon as possible.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and other Proxy Materials are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided. — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

WARNER CHILCOTT LIMITED
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 8, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger M. Boissonneault, Izumi Hara and Paul Herendeen as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the Class A common shares of Warner Chilcott Limited held of record by the undersigned on March 21, 2008, at the Annual General Meeting of Shareholders to be held at 12:00 p.m. (local time) at Grotto Bay Beach Resort, 11 Blue Hole Hill, Bailey’s Bay, CR04, Bermuda on Thursday, May 8, 2008, or any adjournment or postponement thereof.

Address Changes:	___________________________________________________________________________
___________________________________________________________________________________________

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)